Exhibit 99.3

FORM 51-102F3

MATERIAL CHANGE REPORT

Item 1:	Name and Address of Company

Zymeworks Inc. (Zymeworks or the Company)

1385 West 8th Avenue, Suite 540

Vancouver, BC, Canada

V6H 3V9

Item 2:	Date of Material Change

May 14, 2018

Item 3:	News Release

A news release announcing the material change was disseminated through the facilities of Business Wire on May 14, 2018, and a copy was filed on the Company’s profile at www.sedar.com.

Item 4:	Summary of Material Change

On May 14, 2018, Zymeworks and Daiichi Sankyo Company, Limited (Daiichi Sankyo) announced that they entered into a new license agreement, building upon their 2016 cross-licensing and collaboration agreement.

Item 5:	Full Description of Material Change

5.1 Full Description of Material Change

On May 14, 2018, Zymeworks and Daiichi Sankyo Company, Limited (Daiichi Sankyo) announced that they entered into a new license agreement, building upon their 2016 cross-licensing and collaboration agreement.

Under the terms of the second agreement, Daiichi Sankyo will acquire licenses to Zymeworks’ Azymetric™ and EFECT™ technology platforms to develop two additional bispecific antibody therapeutics. In exchange, Zymeworks will receive an upfront technology access fee of US$18 million and may receive up to US$466.7 million in potential clinical, regulatory and commercial milestone payments. In addition, Zymeworks will receive up to double-digit tiered royalties on global product sales.

Zymeworks and Daiichi Sankyo began working together in September 2016 through an agreement to develop one bispecific antibody therapeutic for which Zymeworks is eligible to receive preclinical, clinical, and commercial milestones payments, as well as up to double-digit tiered royalties on global product sales. Additionally, Zymeworks obtained a license to certain immuno-oncology antibodies from Daiichi Sankyo, with the right to research, develop, and commercialize multiple bispecific products globally in exchange for royalties on global product sales.

About the Azymetric™ Platform

The Azymetric platform enables the transformation of monospecific antibodies into bispecific antibodies, giving them the ability to simultaneously bind two different targets. Azymetric bispecific technology enables the development of multifunctional biotherapeutics that can block multiple signaling pathways, recruit immune cells to tumors, enhance receptor clustering and degradation, and increase tumor-specific targeting. These features are intended to enhance efficacy while reducing toxicities and the potential for drug-resistance. Azymetric bispecifics have been engineered to retain the desirable drug-like qualities of naturally occurring antibodies, including low immunogenicity, long half-life and high stability. In addition, they are compatible with standard manufacturing processes with high yields and purity, with the potential to significantly reduce drug development costs and timelines.

About the EFECT™ Platform

The EFECT platform is a library of antibody Fc modifications engineered to modulate the activity of the antibody-mediated immune response, which includes both the up- and down-regulation of effector functions. This platform, which is compatible with traditional monoclonal as well as Azymetric bispecific antibodies, further enables the customization of therapeutic responses for different diseases.

5.2 Disclosure of Restructuring Transactions

Not applicable.

Item 6:	Reliance on subsection 7.1(2) of National Instrument 51-102

Not applicable.

Item 7:	Omitted Information

Not applicable.

Item 8:	Executive Officer

For further information, please contact Neil Klompas, Chief Financial Officer of the Company at (604) 678-1388.

Item 9:	Date of Report

May 18, 2018

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This material change report includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this material change report include statements that relate to Zymeworks’ technology, potential future milestones and royalties and other information that is not historical information. When used herein, words such as “believe”, “may”, “plan”, “will”, “estimate”, “continue”, “anticipate”, “potential”, “intend”, “expect” and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions, Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Quarterly Report on Form 10-Q for the three months ended March 31, 2018 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. You should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.